Exhibit 5.1

February 29, 2024

Axon Enterprises, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Axon Enterprises, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: senior debt securities (the “Senior Debt Securities”) of the Company, which may be issued under an indenture (the “Senior Debt Indenture”) to be entered into between the Company and a trustee (the “Senior Debt Trustee”), a form of which is filed as an exhibit to the Registration Statement; subordinated debt securities (the “Subordinated Debt Securities”) of the Company, which may be issued under an indenture (the “Subordinated Debt Indenture”) to be entered into between the Company and a trustee (the “Subordinated Debt Trustee”), a form of which is filed as an exhibit to the Registration Statement; preferred stock, par value $0.00001 per share (the “Preferred Stock”) of the Company, including Preferred Stock as may from time to time be issued upon conversion of Senior Debt Securities; common stock, par value $0.00001 per share (the “Common Stock”) of the Company, including Common Stock as may from time to time be issued upon conversion of other Securities (as defined below); warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Common Stock or other securities (other than Warrants) (collectively, the “Warrants”) of the Company; and units of a combination of one or more of the Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Common Stock or Warrants, (collectively, the “Units”). The Senior Debt Securities, the Subordinated Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Units are collectively referred to herein as the “Securities”.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Certificate of Incorporation of the Company; (b) the Amended and Restated Bylaws of the Company; (c) resolutions adopted by the board of directors of the Company on February 26, 2024; (d) the Registration Statement; (e) the form of the Senior Debt Indenture to be filed as an exhibit to the Registration Statement; and (f) the form of the Subordinated Debt Indenture to be filed as an exhibit to the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, or the issuance and delivery of such Security, or the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any warrant agreement will be governed by the laws of the State of New York; and (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion as follows:

(1) with respect to Senior Debt Securities to be issued under the Senior Debt Indenture, when (A) the Senior Debt Trustee is qualified to act as trustee under the Senior Debt Indenture, (B) the Senior Debt Trustee has duly executed and delivered the Senior Debt Indenture, (C) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company to the Senior Debt Trustee, (D) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the board of directors of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of Senior Debt Securities, the terms of the offering thereof, and related matters, and (F) such Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture, including any supplemental indenture or officer’s certificate related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(2) with respect to Subordinated Debt Securities to be issued under the Subordinated Debt Indenture, when (A) the Subordinated Debt Trustee is qualified to act as trustee under the Subordinated Debt Indenture, (B) the Subordinated Debt Trustee has duly executed and delivered the Subordinated Debt Indenture, (C) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company to the Subordinated Debt Trustee, (D) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Subordinated Debt Securities, the terms of the offering thereof, and related matters, and (F) such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture, including any supplemental indenture or officer’s certificate related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(3) with respect to shares of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) and the filing of such Certificate with the Secretary of State of the State of Delaware, (B) such Certificate has been properly filed with the Secretary of State of the State of Delaware and (C) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of each such issuance that the Company has a sufficient number of authorized and unissued shares of Preferred Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable;

(4) with respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of (i) any other Security convertible or exchangeable into Common Stock and (ii) the shares of Common Stock, and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of each such issuance that the Company has a sufficient number of authorized and unissued shares of Common Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable;

(5) with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) a warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto, (C) if such Warrants are exercisable for Senior Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Warrants are exercisable for Subordinated Debt Securities, the actions described in paragraph 2 above have been taken, (E) if such Warrants are exercisable for shares of Preferred Stock, the actions described in paragraph 3 above have been taken, (F) if such Warrants are exercisable for shares of Common Stock, the actions in paragraph 4 above have been taken, (G) if such Warrants are exercisable for Units, the actions described in paragraph 6 below have been taken and (H) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(6) with respect to the Units, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (B) a unit agreement or agreements relating to the Units have been duly authorized and validly executed and delivered by the Company, a unit agent appointed by the Company and each other party thereto, (C) if such Units relate to the issuance and sale of Senior Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Units relate to the issuance and sale of Subordinated Debt Securities, the actions described in paragraph 2 above have been taken, (E) if such Units relate to the issuance and sale of shares of Preferred Stock, the actions described in paragraph 3 above have been taken, (F) if such Units relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 4 above have been taken, (G) if such Units relate to the issuance and sale of Warrants, the actions described in paragraph 5 above have been taken and (H) the Units or certificates representing the Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate unit agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Senior Debt Indenture, the Senior Debt Securities, the Subordinated Debt Indenture, the Subordinated Debt Securities, the Warrants or the Units that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Senior Debt Indenture, the Subordinated Debt Indenture, the Senior Debt Securities, the Subordinated Debt Securities, the Warrants or the Units to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars. Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. We express no opinion as to whether a Federal court of the United States would render a judgment other than in United States dollars.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We understand that we may be referred to as counsel who has passed upon the validity of the Senior Debt Securities, the Subordinated Debt Securities or the issuance of the Preferred Stock, Common Stock, Warrants or Units on behalf of the Company in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement relating to the Securities filed with the Commission pursuant to the Securities Act, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Axon Enterprise, Inc.

17800 North 85th Street

Scottsdale, Arizona 85255

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